NEWS RELEASE

Contact: Donald P. Hileman President and CEO (419) 782-5104 dhileman@first-fed.com

For Immediate Release	Exhibit 99.1

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2014

FIRST QUARTER EARNINGS

•         Net Income of $5.2 million for 2014 first quarter compared to $5.6 million in the 2013 first quarter

•         First quarter 2014 includes $511,000 after tax cost due to the termination of merger agreement with First Community Bank

•         Loans increased $56.9 million, or 3.8% from the 2013 first quarter

•         Deposits up $104.3 million, or 6.3% from the 2013 first quarter

•         Provision for loan losses of $103,000, down from $425,000 in the 2013 first quarter

•         Net Interest Margin of 3.61%, down from 3.78% in the 2013 first quarter but even with the 2013 fourth quarter

DEFIANCE, OHIO (April 21, 2014) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for the first quarter ended March 31, 2014 totaled $5.2 million, or $0.51 per diluted common share, compared to $5.6 million or $0.55 per diluted common share for the quarter ended March 31, 2013.

The first quarter 2014 results were negatively impacted by $786,000 ($511,000 after tax), or $0.05 per diluted common share, for costs to terminate the merger agreement with First Community Bank.

“Our earnings performance in the first quarter was solid, despite the impact of terminating our merger agreement,” said Donald P. Hileman, President, and Chief Executive Officer of First Defiance Financial Corp. “Our strong focus on the fundamentals coupled with our new business strategies enabled us to overcome the impact of a significant reduction in mortgage banking this past quarter.”

Credit Quality

Non-performing loans totaled $26.8 million at March 31, 2014, a decrease from $35.3 million at March 31, 2013. In addition, First Defiance had $6.0 million of real estate owned at March 31, 2014 compared to $4.3 million at March 31, 2013. Accruing troubled debt restructured loans were $26.7 million at March 31, 2014 compared with $28.0 million at March 31, 2013. For the first quarter of 2014, First Defiance recorded net charge-offs of $270,000, down from $677,000 in the first quarter of 2013 and down from the fourth quarter level of $1.5 million. The allowance for loan loss as a percentage of total loans was 1.58% at March 31, 2014 compared with 1.76% at March 31, 2013.

The first quarter results include expense for provision for loan losses of $103,000, compared with $425,000 for the same period in 2013 and $475,000 in the fourth quarter of 2013.

“Asset quality measures showed continued improvement from the prior quarter and clearly compared to a year ago. The low levels of charge offs and provision expense were both contributing factors in our results,” said Hileman. “We expect our asset quality to maintain positive trends as we go forward despite the mixed indicators in the economy.”

Net Interest Income up compared to first quarter 2013

Net interest income of $16.8 million in the first quarter of 2014 was up from $16.5 million in the first quarter of 2013. Net interest margin was 3.61% for the first quarter of 2014, flat with the fourth quarter 2013, but down from 3.78% in the first quarter of 2013. Yield on interest earning assets declined by 26 basis points, to 3.96% in the first quarter of 2014 from 4.22% in the first quarter of 2013. The cost of interest-bearing liabilities decreased by 9 basis points in the first quarter of 2014 to 0.45% from 0.54% in the first quarter of 2013.

“Our disciplined pricing strategies enabled us to maintain our net interest margin,” said Hileman. “While loan demand reflected some seasonal decline this past quarter, we still have a positive outlook for growth this year.”

Non-Interest Income down from first quarter 2013

First Defiance’s non-interest income for the first quarter of 2014 was $7.3 million compared with $9.0 million in the first quarter of 2013. Mortgage banking income decreased to $1.2 million in the first quarter of 2014, down from $2.8 million in the first quarter of 2013. The combination of higher interest rates and harsher seasonal conditions in the first quarter significantly reduced mortgage banking activity, particularly refinance volumes, compared to the first quarter last year. Gains from the sale of mortgage loans decreased in the first quarter of 2014 to $641,000 from $2.2 million in the first quarter of 2013. Mortgage loan servicing revenue was $905,000 in the first quarter of 2014, which was up slightly from $870,000 in the first quarter of 2013. The Company had a negative change in the valuation adjustment in mortgage servicing assets (“MSR”) of $7,000 in the first quarter of 2014 compared with a positive adjustment of $473,000 in the first quarter of 2013.

Income from the sale of insurance and investment products was $3.0 million for the first quarter of 2014, even with the first quarter of 2013. The first quarter typically includes contingent revenues, bonuses paid by insurance carriers when the Company achieves certain loss ratios or growth targets. In the first quarter of 2014, First Defiance’s insurance subsidiary, First Insurance Group, earned $878,000 of contingent income, compared to $944,000 during the first quarter of 2013.

Service fees and other charges were $2.3 million in the first quarter of 2014, down slightly from $2.4 million in the first quarter of 2013 and Trust Income was $278,000 in the first quarter of 2014 up from $206,000 in first quarter last year.

“While the slowdown in mortgage banking presented a challenge this past quarter, insurance and other fee income businesses performed well,” continued Mr. Hileman. “Importantly, we have seen a pickup in recent mortgage production which we foresee continuing into the second quarter.”

Non-Interest Expenses down from first quarter 2013

Total non-interest expense was $16.7 million in the first quarter of 2014, a decrease from $17.2 million in the first quarter of 2013.

Compensation and benefits decreased to $8.5 million in the first quarter of 2014 compared to $8.8 million in the first quarter of 2013. Accruals for bonus payments based on meeting performance targets were lower in the first quarter of 2014 compared to the first quarter of 2013. Other non-interest expense increased to $4.1 million in the first quarter of 2014 from $4.0 million in the first quarter of 2013. Included in the first quarter 2014 was a $786,000 cost of terminating the merger agreement with First Community Bank. Included in the first quarter of 2013 was an accrual for estimated secondary market buy-back losses of $581,000 compared to $25,000 in losses recorded in the first quarter of 2014.

Total Assets at $2.16 Billion

Total assets at March 31, 2014 were $2.16 billion compared to $2.14 billion at December 31, 2013 and $2.04 billion at March 31, 2013. Net loans receivable (excluding loans held for sale) were $1.54 billion at March 31, 2014 compared to $1.56 billion at December 31, 2013 and $1.48 billion at March 31, 2013. Total cash and cash equivalents were $211.2 million at March 31, 2014 compared with $179.3 million at December 31, 2013 and $156.3 million at March 31, 2013. Also, at March 31, 2014, goodwill and other intangible assets totaled $64.7 million compared to $65.0 million at December 31, 2013 and $65.9 million at March 31, 2013.

Total deposits at March 31, 2014 were $1.76 billion compared with $1.74 billion at December 31, 2013, and $1.66 billion at March 31, 2013. Non-interest bearing deposits at March 31, 2014 were $338.4 million compared to $348.9 million at December 31, 2013 and $291.8 million at March 31, 2013. Total stockholders’ equity was $274.9 million at March 31, 2014 compared to $272.1 million at December 31, 2013 and $262.6 million at March 31, 2013.

Termination of Merger Agreement

In a separate news release issued today, First Defiance and First Community Bank jointly announced the termination of the previously announced merger agreement. The companies mutually agreed to terminate the agreement after it became evident that completion of the merger would take significantly longer than originally expected.

First Defiance remains interested in expanding its business in adjacent markets and will explore mergers or acquisitions that meet its criteria.

Dividend to be Paid May 29

The Board of Directors declared a quarterly cash dividend of $0.15 per common share payable May 29, 2014 to shareholders of record at the close of business on May 22, 2014. The dividend represents an annual dividend of 2.20 percent based on the First Defiance common stock closing price on April 18, 2014. First Defiance has approximately 9,664,686 common shares outstanding.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EDT) on Tuesday, April 22, 2014 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-888-317-6016. A live webcast may be accessed at http://services.choruscall.com/links/fdef140422.html.

Audio replay of the Internet Webcast will be available at www.fdef.com until Monday, May 23, 2014 at 9:00 a.m.

Annual Meeting of Shareholders

First Defiance Financial Corp. will host its Annual Meeting of Shareholders at 2:00 p.m. on Tuesday, April 22, 2014 and this Annual Meeting will be an entirely virtual meeting meaning all shareholders will attend online. Following the meeting, the audio replay and transcript will be available at the Company’s Website at www.fdef.com.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal operates 32 full service branches and 42 ATM locations in northwest Ohio, southeast Michigan and northeast Indiana. First Insurance Group is a full-service insurance agency with six offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2013. One or more of these factors have affected or could in the future affect the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Consolidated Balance Sheets (Unaudited)
First Defiance Financial Corp.

	March 31,	December 31,
(in thousands)	2014	2013

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$42,183	$36,318
Interest-bearing deposits	169,000	143,000
	211,183	179,318
Securities
Available-for sale, carried at fair value	209,321	198,170
Held-to-maturity, carried at amortized cost	378	387
	209,699	198,557

Loans	1,563,953	1,580,448
Allowance for loan losses	(24,783)	(24,950)
Loans, net	1,539,170	1,555,498
Loans held for sale	8,771	9,120
Mortgage servicing rights	9,014	9,106
Accrued interest receivable	6,122	5,778
Federal Home Loan Bank stock	13,802	19,350
Bank Owned Life Insurance	46,934	42,715
Office properties and equipment	38,379	38,597
Real estate and other assets held for sale	6,028	5,859
Goodwill	61,525	61,525
Core deposit and other intangibles	3,208	3,497
Deferred taxes	92	565
Other assets	9,732	7,663
Total Assets	$2,163,659	$2,137,148

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$338,412	$348,943
Interest-bearing deposits	1,422,205	1,386,849
Total deposits	1,760,617	1,735,792
Advances from Federal Home Loan Bank	22,278	22,520
Notes payable and other interest-bearing liabilities	48,939	51,919
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	1,209	1,519
Other liabilities	19,656	17,168
Total liabilities	1,888,782	1,865,001
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Common stock warrant	878	878
Additional paid-in-capital	136,142	136,403
Accumulated other comprehensive income	1,665	545
Retained earnings	186,001	182,290
Treasury stock, at cost	(49,936)	(48,096)
Total stockholders’ equity	274,877	272,147
Total Liabilities and Stockholders’ Equity	$2,163,659	$2,137,148

Consolidated Statements of Income (Unaudited)
First Defiance Financial Corp.
	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2014	2013
Interest Income:
Loans	$16,651	$16,796
Investment securities	1,527	1,403
Interest-bearing deposits	101	58
FHLB stock dividends	195	219
Total interest income	18,474	18,476
Interest Expense:
Deposits	1,358	1,647
FHLB advances and other	133	90
Subordinated debentures	146	152
Notes Payable	41	60
Total interest expense	1,678	1,949
Net interest income	16,796	16,527
Provision for loan losses	103	425
Net interest income after provision for loan losses	16,693	16,102
Non-interest Income:
Service fees and other charges	2,324	2,385
Mortgage banking income	1,247	2,830
Gain on sale of non-mortgage loans	3	15
Gain on sale of securities	-	53
Insurance and investment sales commissions	3,030	3,036
Trust income	278	206
Income from Bank Owned Life Insurance	219	229
Other non-interest income	225	251
Total Non-interest Income	7,326	9,005
Non-interest Expense:
Compensation and benefits	8,472	8,798
Occupancy	1,588	1,632
FDIC insurance premium	385	656
Financial institutions tax	495	629
Data processing	1,365	1,181
Amortization of intangibles	289	336
Other non-interest expense	4,067	4,010
Total Non-interest Expense	16,661	17,242
Income before income taxes	7,358	7,865
Income taxes	2,179	2,306
Net Income	$5,179	$5,559

Earnings per common share:
Basic	$0.53	$0.57
Diluted	$0.51	$0.55

Average Shares Outstanding:
Basic	9,681	9,736
Diluted	10,108	10,105

Financial Summary and Comparison (Unaudited)
First Defiance Financial Corp.
	Three Months Ended
	March 31,
(dollars in thousands, except per share data)	2014	2013	% change
Summary of Operations

Tax-equivalent interest income (1)	$18,900	$18,885	0.1%
Interest expense	1,678	1,949	(13.9)
Tax-equivalent net interest income (1)	17,222	16,936	1.7
Provision for loan losses	103	425	(75.8)
Tax-equivalent NII after provision for loan loss (1)	17,119	16,511	3.7
Investment Securities gains	-	53	(100.0)
Non-interest income (excluding securities gains/losses)	7,326	8,952	(18.2)
Non-interest expense	16,661	17,242	(3.4)
Income taxes	2,179	2,306	(5.5)
Net Income	5,179	5,559	(6.8)
Tax equivalent adjustment (1)	426	409	4.2
At Period End
Assets	2,163,659	2,039,411	6.1
Earning assets	1,965,225	1,858,747	5.7
Loans	1,563,953	1,507,008	3.8
Allowance for loan losses	24,783	26,459	(6.3)
Deposits	1,760,617	1,656,348	6.3
Stockholders’ equity	274,877	262,643	4.7
Average Balances
Assets	2,146,369	2,027,906	5.8
Earning assets	1,937,145	1,823,089	6.3
Loans	1,544,902	1,500,222	3.0
Deposits and interest-bearing liabilities	1,852,322	1,746,092	6.1
Deposits	1,741,237	1,650,772	5.5
Stockholders’ equity	273,745	259,625	5.4
Stockholders’ equity / assets	12.75%	12.80%	(0.4)
Per Common Share Data
Net Income
Basic	$0.53	$0.57	(7.0)
Diluted	0.51	0.55	(7.3)
Dividends	0.15	0.10	50.0
Market Value:
High	$28.23	$23.75	18.9
Low	24.24	18.42	31.6
Close	27.12	23.32	16.3
Common Book Value	28.38	26.80	5.9
Tangible Common Book Value	21.68	20.05	8.1
Shares outstanding, end of period (000)	9,653	9,766	(1.2)
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.61%	3.78%	(4.5)
Return on average assets	0.98%	1.11%	(12.0)
Return on average equity	7.67%	8.68%	(11.6)
Efficiency ratio (2)	67.87%	66.55%	2.0
Effective tax rate	29.61%	29.32%	1.0
Dividend payout ratio (basic)	28.30%	17.54%	61.3

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%

(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:
	Three Months Ended
	March 31,
(dollars in thousands)	2014	2013

Gain from sale of mortgage loans	$641	$2,176
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	905	870
Amortization of mortgage servicing rights	(292)	(689)
Mortgage servicing rights valuation adjustments	(7)	473
	606	654
Total revenue from sale and servicing of mortgage loans	$1,247	$2,830

Yield Analysis
First Defiance Financial Corp.
	Three Months Ended March 31,
	(dollars in thousands)
	2014			2013
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,544,902	$16,672	4.38%	$1,500,222	$16,814	4.55%
Securities	202,275	1,932	3.93%	196,571	1,794	3.85%
Interest Bearing Deposits	172,666	101	0.24%	106,332	58	0.22%
FHLB stock	17,302	195	4.57%	19,964	219	4.45%
Total interest-earning assets	1,937,145	18,900	3.96%	1,823,089	18,885	4.22%
Non-interest-earning assets	209,224			204,817
Total assets	$2,146,369			$2,027,906
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,399,951	$1,358	0.39%	$1,356,547	$1,647	0.49%
FHLB advances and other	22,363	133	2.41%	12,788	90	2.85%
Subordinated debentures	36,134	146	1.64%	36,136	152	1.71%
Notes payable	52,588	41	0.32%	46,396	60	0.52%
Total interest-bearing liabilities	1,511,036	1,678	0.45%	1,451,867	1,949	0.54%
Non-interest bearing deposits	341,286	-	-	294,225	-	-
Total including non-interest-bearing demand deposits	1,852,322	1,678	0.37%	1,746,092	1,949	0.45%
Other non-interest-bearing liabilities	20,302			22,189
Total liabilities	1,872,624			1,768,281
Stockholders' equity	273,745			259,625
Total liabilities and stockholders' equity	$2,146,369			$2,027,906
Net interest income; interest rate spread		$17,222	3.51%		$16,936	3.68%
Net interest margin (3)			3.61%			3.78%
Average interest-earning assets to average interest bearing liabilities			128%			126%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.

(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

Selected Quarterly Information
First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2014	4th Qtr 2013	3rd Qtr 2013	2nd Qtr 2013	1st Qtr 2013
Summary of Operations
Tax-equivalent interest income (1)	$18,900	$19,143	$19,242	$19,143	$18,885
Interest expense	1,678	1,728	1,680	1,814	1,949
Tax-equivalent net interest income (1)	17,222	17,415	17,562	17,329	16,936
Provision for loan losses	103	475	476	448	425
Tax-equivalent NII after provision for loan losses (1)	17,119	16,940	17,086	16,881	16,511
Investment securities gains, net of impairment	-	(337)	-	44	53
Non-interest income (excluding securities gains/losses)	7,326	6,869	7,344	7,854	8,952
Non-interest expense	16,661	15,987	16,100	15,724	17,242
Income taxes	2,179	1,991	2,445	2,535	2,306
Net income	5,179	5,087	5,479	6,109	5,559
Tax equivalent adjustment (1)	426	406	406	411	409
At Period End
Total assets	$2,163,659	$2,137,148	$2,058,430	$2,066,216	$2,039,411
Earning assets	1,965,225	1,950,475	1,863,546	1,873,351	1,858,747
Loans	1,563,953	1,580,448	1,561,279	1,562,666	1,507,008
Allowance for loan losses	24,783	24,950	25,964	26,270	26,459
Deposits	1,760,617	1,735,792	1,658,492	1,635,708	1,656,348
Stockholders’ equity	274,877	272,147	269,359	264,497	262,643
Stockholders’ equity / assets	12.70%	12.73%	13.09%	12.80%	12.88%
Goodwill	61,525	61,525	61,525	61,525	61,525
Average Balances
Total assets	$2,146,369	$2,124,109	$2,026,277	$2,030,707	$2,027,906
Earning assets	1,937,145	1,915,508	1,816,626	1,825,730	1,823,089
Loans	1,544,902	1,543,057	1,548,718	1,520,708	1,500,222
Deposits and interest-bearing liabilities	1,852,322	1,833,291	1,741,850	1,745,084	1,746,092
Deposits	1,741,237	1,719,319	1,632,712	1,644,777	1,650,772
Stockholders’ equity	273,745	270,856	265,488	264,293	259,625
Stockholders’ equity / assets	12.75%	12.75%	13.10%	13.01%	12.80%
Per Common Share Data
Net Income:
Basic	$0.53	$0.52	$0.56	$0.63	$0.57
Diluted	0.51	0.50	0.54	0.60	0.55
Dividends	0.15	0.10	0.10	0.10	0.10
Market Value:
High	$28.23	$27.25	$28.46	$23.75	$23.75
Low	24.24	23.31	22.49	20.80	18.42
Close	27.12	25.97	23.39	22.55	23.32
Common Book Value	28.38	27.91	27.44	26.97	26.80
Shares outstanding, end of period (in thousands)	9,653	9,720	9,785	9,776	9,766
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.61%	3.61%	3.84%	3.82%	3.78%
Return on average assets	0.98%	0.95%	1.07%	1.21%	1.11%
Return on average equity	7.67%	7.45%	8.19%	9.27%	8.68%
Efficiency ratio (2)	67.87%	65.75%	64.56%	62.36%	66.55%
Effective tax rate	29.61%	28.13%	30.86%	29.33%	29.32%
Common dividend payout ratio (basic)	28.30%	19.23%	17.86%	15.87%	17.54%

(1) Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2) Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

Selected Quarterly Information
First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2014	4th Qtr 2013	3rd Qtr 2013	2nd Qtr 2013	1st Qtr 2013
Loan Portfolio Composition
One to four family residential real estate	$196,940	$195,752	$191,984	$196,802	$197,675
Construction	82,049	86,058	59,567	41,519	33,398
Commercial real estate	809,071	819,618	821,115	820,412	802,098
Commercial	380,144	388,236	386,160	396,158	365,551
Consumer finance	16,346	16,902	16,659	16,817	15,549
Home equity and improvement	106,632	106,930	105,727	106,570	106,524
Total loans	1,591,182	1,613,496	1,581,212	1,578,278	1,520,795
Less:
Loans in process	26,487	32,290	19,189	14,876	13,084
Deferred loan origination fees	742	758	744	736	703
Allowance for loan loss	24,783	24,950	25,964	26,270	26,459
Net Loans	$1,539,170	$1,555,498	$1,535,315	$1,536,396	$1,480,549

Allowance for loan loss activity
Beginning allowance	$24,950	$25,964	$26,270	$26,459	$26,711
Provision for loan losses	103	475	476	448	425
Credit loss charge-offs:
One to four family residential real estate	228	175	78	184	206
Commercial real estate	228	1,097	829	283	266
Commercial	525	670	39	316	205
Consumer finance	11	7	33	8	46
Home equity and improvement	184	144	170	170	272
Total charge-offs	1,176	2,093	1,149	961	995
Total recoveries	906	604	367	324	318
Net charge-offs (recoveries)	270	1,489	782	637	677
Ending allowance	$24,783	$24,950	$25,964	$26,270	$26,459

Credit Quality
Total non-performing loans (1)	$26,774	$27,847	$30,512	$28,650	$35,283
Real estate owned (REO)	6,028	5,859	5,518	6,546	4,313
Total non-performing assets (2)	$32,802	$33,706	$36,030	$35,196	$39,596
Net charge-offs	270	1,489	782	637	677

Restructured loans, accruing (3)	26,654	27,630	28,010	28,732	27,981

Allowance for loan losses / loans	1.58%	1.58%	1.66%	1.68%	1.76%
Allowance for loan losses / non-performing assets	75.55%	74.02%	72.06%	74.64%	66.82%
Allowance for loan losses / non-performing loans	92.56%	89.60%	85.09%	91.69%	74.99%
Non-performing assets / loans plus REO	2.09%	2.12%	2.30%	2.24%	2.62%
Non-performing assets / total assets	1.52%	1.58%	1.75%	1.70%	1.94%
Net charge-offs / average loans (annualized)	0.07%	0.39%	0.20%	0.17%	0.18%

Deposit Balances
Non-interest-bearing demand deposits	$338,412	$348,943	$300,891	$301,742	$291,765
Interest-bearing demand deposits and money market	740,783	715,939	681,987	659,249	681,061
Savings deposits	199,361	185,121	182,271	182,784	177,336
Retail time deposits less than $100,000	309,758	313,335	318,317	321,422	330,870
Retail time deposits greater than $100,000	172,303	172,454	175,026	168,573	173,379
National/Brokered time deposits	-	-	-	1,938	1,937
Total deposits	$1,760,617	$1,735,792	$1,658,492	$1,635,708	$1,656,348

(1) Non-performing loans consist of non-accrual loans.
(2) Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3) Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

Loan Delinquency Information
First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans	30 to 89 days past due	Non Accrual Loans	Total		30 to 89 increase	Non accrual increase

March 31, 2014
One to four family residential real estate	$196,940	$192,942	$1,024	$2,974	0.52%	1.51%	2.03%	12.38%	$(601)	$(299)
Construction	82,049	82,049	-	-	0.00%	0.00%	0.00%	5.16%	$-	$-
Commercial real estate	809,071	792,289	1,100	15,682	0.14%	1.94%	2.07%	50.85%	$534	$(152)
Commercial	380,144	371,829	592	7,723	0.16%	2.03%	2.19%	23.89%	$572	$(604)
Consumer finance	16,346	16,300	46	-	0.28%	0.00%	0.28%	1.03%	$(85)	$-
Home equity and improvement	106,632	105,627	610	395	0.57%	0.37%	0.94%	6.70%	$(696)	$(18)
Total loans	$1,591,182	$1,561,036	$3,372	$26,774	0.21%	1.68%	1.89%	100.00%	$(276)	$(1,073)

December 31, 2013
One to four family residential real estate	$195,752	$190,854	$1,625	$3,273	0.83%	1.67%	2.50%	12.13%	$(162)	$(890)
Construction	86,058	86,058	-	-	0.00%	0.00%	0.00%	5.33%	$-	$-
Commercial real estate	819,618	803,218	566	15,834	0.07%	1.93%	2.00%	50.80%	$(510)	$(9,050)
Commercial	388,236	379,889	20	8,327	0.01%	2.14%	2.15%	24.06%	$(1,174)	$2,175
Consumer finance	16,902	16,771	131	-	0.78%	0.00%	0.78%	1.05%	$11	$-
Home equity and improvement	106,930	105,211	1,306	413	1.22%	0.39%	1.61%	6.63%	$426	$329
Total loans	$1,613,496	$1,582,001	$3,648	$27,847	0.23%	1.73%	1.95%	100.00%	$(1,409)	$(7,436)

March 31, 2013
One to four family residential real estate	$197,675	$191,725	$1,787	$4,163	0.90%	2.11%	3.01%	13.00%
Construction	33,398	33,398	-	-	0.00%	0.00%	0.00%	2.20%
Commercial real estate	802,098	776,138	1,076	24,884	0.13%	3.10%	3.24%	52.74%
Commercial	365,551	358,205	1,194	6,152	0.33%	1.68%	2.01%	24.04%
Consumer finance	15,549	15,429	120	-	0.77%	0.00%	0.77%	1.02%
Home equity and improvement	106,524	105,560	880	84	0.83%	0.08%	0.90%	7.00%
Total loans	$1,520,795	$1,480,455	$5,057	$35,283	0.33%	2.32%	2.65%	100.00%